Exhibit 99.1

Vantage Drilling Company Reports Third Quarter Results for 2015

HOUSTON, TX—(Marketwired – Nov 9, 2015) - Vantage Drilling Company (“Vantage” or the “Company”) (OTC: VTGDF) reports a net loss for the three months ended September 30, 2015 of $52.4 million or ($.17) per diluted share as compared to a net loss of $5.6 million or ($.02) per diluted share for the three months ended September 30, 2014.

Our results for the three months ended September 30, 2015 include several significant items that had a material impact on our financial results. Each of these items and the future outlook for our Company are more fully discussed in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) and is available on our website and the SEC website. The significant items included in the net loss for the three months ended September 30, 2015 and 2014, include –

Titanium Explorer. Our customer for the Titanium Explorer operating in the United States Gulf of Mexico sent us a notice of termination of the Agreement for the Provision of Services Contract for the Titanium Explorer on August 31, 2015 effective upon completion of operation on the current well. We completed the well in early September and demobilized the rig. We believe the termination of the contract was wrongful and commenced arbitration proceedings on August 31, 2015 to recover damages, including loss of future revenues and expenses, in connection with the wrongful termination of the contract. In connection with the cancellation of the contract, we recognized $21.5 million of deferred mobilization revenue.

Cobalt Explorer. On August 13, 2015, we terminated the contract for the construction of the Cobalt Explorer with the shipyard pursuant to the terms of the contract. In connection with the termination of this contract, we expensed approximately $31.2 million of development costs and interest previously capitalized to the Cobalt Explorer. During the three months ended September 30, 2015, we capitalized $792,000 of interest prior to the cancellation of the project. During the three months ended September 30, 2014 we capitalized $1.3 million to the Cobalt Explorer.

Gain on Retirement of Debt. During the three month periods ended September 30, 2015 and 2014, we recognized gains on the early retirement of debt of approximately $12.7 million and $1.1 million, respectively.

Restructuring Costs. In response to current market conditions, we reduced operating costs and capital expenditures for our rig fleet. During the three months ended September 30, 2015, we recognized a restructuring charge of approximately $2.5 million consisting primarily of severance costs associated with our reduction in support personnel.

Income Tax Provision. Our income taxes are generally dependent upon the results of our operations and when we generate significant revenues in jurisdictions where the income tax liability is based on gross revenues or asset values, there is no correlation to the operating results and the income tax expense. Furthermore, we are required to report our income tax provision based on our estimated annual effective tax rate applied to the year to date period. Any adjustment to our estimated annual effective tax rate will result in a catch-up adjustment for the earlier reported interim periods. Due to the cancellation of the Titanium Explorer contract, we have significantly reduced our forecasted operating results for the remainder of 2015 which has significantly impacted our estimated annual effective tax rate. This resulted in an adjustment to our income tax provision of approximately $52.4 million recognized during the three months ended September 30, 2015.

We will not be holding a conference call to discuss our results for the three month period ended September 30, 2015.

Vantage, a Cayman Islands exempted company, is an offshore drilling contractor, with an owned fleet of three ultra-deepwater drillships; the Platinum Explorer, the Titanium Explorer and the Tungsten Explorer, as well as four Baker Marine Pacific Class 375 ultra-premium jackup drilling rigs. Vantage’s primary business is to contract drilling units, related equipment and work crews primarily on a dayrate basis to drill oil and natural gas wells. Vantage also provides construction supervision services for, and will operate and manage, drilling units owned by others. Through its fleet of seven owned drilling units, Vantage is a provider of offshore contract drilling services globally to major, national and large independent oil and natural gas companies.

The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in the company’s filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements.

Vantage Drilling Company

Consolidated Statement of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue
Contract drilling services	$197,133	$189,648	$608,002	$602,859
Management fees	1,923	1,923	5,706	12,474
Reimbursables	9,435	15,947	24,693	44,368

Total revenue	208,491	207,518	638,401	659,701

Operating costs and expenses
Operating costs	94,420	111,271	285,777	310,995
General and administrative	10,682	9,980	27,613	26,461
Depreciation	31,764	31,639	95,168	94,894
Construction contract cancellation costs	31,189	—	31,189	—
Restructuring costs	2,504	—	2,504	—

Total operating costs and expenses	170,559	152,890	442,251	432,350

Income from operations	37,932	54,628	196,150	227,351
Other income (expense)
Interest income	22	14	33	38
Interest expense and other financing charges	(48,334)	(53,376)	(147,529)	(162,149)
Gain (loss) on debt extinguishment	12,732	1,051	38,954	(462)
Other, net	339	376	1,963	616

Total other income (expense)	(35,241)	(51,935)	(106,579)	(161,957)

Income before income taxes	2,691	2,693	89,571	65,394
Income tax provision	55,139	8,309	95,625	36,008

Net income (loss)	$(52,448)	$(5,616)	$(6,054)	$29,386

Earnings (loss) per share
Basic	$(0.17)	$(0.02)	$(0.02)	$0.10
Diluted	$(0.17)	$(0.02)	$(0.02)	$0.10

Vantage Drilling Company

Supplemental Operating Data

(Unaudited, in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Operating costs and expenses
Jackups	$19,991	$24,400	$65,003	$70,561
Deepwater	60,229	63,413	177,174	170,456
Operations support	6,418	9,937	23,181	31,039
Reimbursables	7,782	13,521	20,419	38,939

	$94,420	$111,271	$285,777	$310,995

Utilization
Jackups	72.0%	99.2%	81.0%	98.9%
Deepwater	86.8%	75.2%	92.8%	84.6%

Vantage Drilling Company

Consolidated Balance Sheet

(In thousands, except par value information)

	September 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$223,984	$82,812
Trade receivables	102,057	153,428
Inventory	66,014	65,892
Prepaid expenses and other current assets	23,128	28,618

Total current assets	415,183	330,750

Property and equipment
Property and equipment	3,475,579	3,524,566
Accumulated depreciation	(500,696)	(406,674)

Property and equipment, net	2,974,883	3,117,892

Other assets
Investment in joint venture	981	1,318
Other assets	116,325	79,897

Total other assets	117,306	81,215

Total assets	$3,507,372	$3,529,857

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$48,148	$59,139
Accrued liabilities	173,534	101,537
Current maturities of long-term debt, net of discount of $738 and $1,181	77,754	95,378

Total current liabilities	299,436	256,054

Long–term debt, net of discount of $15,104 and $25,875 and current maturities	2,614,126	2,632,802
Other long-term liabilities	40,579	85,327
Commitments and contingencies
Shareholders’ equity
Preferred shares, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Ordinary shares, $0.001 par value, 500,000 shares authorized; 311,837 and 307,808 shares issued and outstanding	312	308
Additional paid-in capital	908,743	905,136
Accumulated deficit	(355,824)	(349,770)

Total shareholders’ equity	553,231	555,674

Total liabilities and shareholders’ equity	$3,507,372	$3,529,857

Vantage Drilling Company

Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(6,054)	$29,386
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense	95,168	94,894
Amortization of debt financing costs	7,356	8,713
Construction contract cancellation costs	31,189	—
Accelerated deferred mobilization income	(21,508)	—
Amortization of debt discount	7,309	8,496
Non-cash (gain) loss on debt extinguishment	(38,944)	462
Share-based compensation expense	5,020	6,540
Deferred income tax benefit	(997)	(184)
Equity in loss of joint venture	337	317
Loss on disposal of assets	370	558
Changes in operating assets and liabilities:
Restricted cash	—	2,125
Trade receivables	51,371	(55,917)
Inventory	(122)	(8,681)
Prepaid expenses and other current assets	8,503	7,686
Other assets	13,917	6,660
Restructuring costs	2,504	—
Accounts payable	(10,991)	(7,267)
Accrued liabilities and other long-term liabilities	42,344	81,194

Net cash provided by operating activities	186,772	174,982

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(41,409)	(34,137)
Return of investment in joint venture	—	23,250

Net cash used in investing activities	(41,409)	(10,887)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of long-term debt	(154,191)	(127,466)
Proceeds from (repayment of) revolving credit agreement, net	150,000	(10,000)

Net cash used in financing activities	(4,191)	(137,466)

Net increase in cash and cash equivalents	141,172	26,629
Cash and cash equivalents—beginning of period	82,812	54,686

Cash and cash equivalents—end of period	$223,984	$81,315

Public & Investor Relations Contact:

Paul A. Bragg

Chairman & Chief Executive Officer

Vantage Drilling Company

(281) 404-4700